Exhibit 99.2

Intelligent Bio Solutions Inc. Announces Closing of $4.378 Million Underwritten Public Offering Including Partial Exercise of Underwriters’ Overallotment Option

NEW YORK, October 4, 2023 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the closing of its previously announced underwritten public offering of units (the “Units”) for gross proceeds of approximately $4.378 million prior to deducting underwriting discounts and commissions and offering expenses, including partial exercise of the underwriter’s over-allotment option to purchase additional shares of common stock and warrants.

Ladenburg Thalmann & Co. Inc. acted as the sole bookrunning manager for the offering.

The underwritten public offering consisted of a total of 2,232,221 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), 5,728,723 shares of the Company’s Series E Convertible Preferred Stock (“Preferred Stock”) that were issued in lieu of Common Stock, 7,960,944 warrants to purchase shares of Common Stock that will expire on the five-and-a-half-year anniversary of the original issuance date (the “Series E Warrants”), and 7,960,944 warrants to purchase shares of Common Stock that will expire on the one-and-a-half-year anniversary of the original issuance date (the “Series F Warrants”, collectively with the Series E Warrants, the “Warrants”). Each Unit consists of one share of Common Stock (or one share of Preferred Stock), one Series E Warrant and one Series F Warrant. The Units were priced at a combined public offering price of $0.55 per Unit for initial gross proceeds of approximately $4.378 million, before underwriting discounts and commissions and offering expenses. The Company intends to use the net proceeds from this offering for general corporate purposes and working capital.

All of the securities were sold by the Company. The securities issued at closing include 688,217 shares of Common Stock, Series E Warrants to purchase 688,217 shares of Common Stock and Series F Warrants to purchase 688,217 shares of Common Stock, which securities were issued upon the partial exercise of the underwriter’s over-allotment option.

The Preferred Stock issued in this transaction includes a beneficial ownership blocker but has no dividend rights (except to the extent that dividends are also paid on the Common Stock) or liquidation preference, and, subject to limited exceptions, has no voting rights. Each share of Preferred Stock is convertible at any time at the holder’s option into one share of Common Stock, subject to adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock and subject to the beneficial ownership limitations as provided for therein. The securities comprising the Units are immediately separable and were issued separately. The Warrants and Preferred Stock issued in this transaction do not contain any price based anti-dilution features. The Warrants are exercisable beginning on the date the Company obtains such stockholder approvals as may be required by the rules and regulations of the Nasdaq Capital Market to permit the exercise of such Warrants. In the event that the Company is unable to obtain such stockholder approval, the Warrants will not be exercisable and therefore have no value. The Series E Warrants have an exercise price of $0.55 per share and contain a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price of the Series E Warrant and (ii) ninety percent of the five-day volume weighted average price for the five trading days immediately following the date the Company effects a reverse stock split. The Series F Warrants have an exercise price of $0.55 per share and contain an alternate cashless exercise option pursuant to which the holder thereof has the right to receive an aggregate number of shares of Common Stock on a one for one basis.

The securities described above were offered by the Company pursuant to a registration statement on Form S-1 (No. 333-273219) originally filed July 12, 2023, with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 29, 2023. A final prospectus relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus can be obtained from Ladenburg Thalmann & Co. Inc. at Attn: Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, NY 10019 or by e-mail at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (the “Company”) (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. This hygienic, and cost-effective system is designed to screen for recent use of drugs commonly found in the workplace, including opioids, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit www.ibs.inc

Forward-Looking Statements:

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact: Intelligent Bio Solutions Inc.info@ibs.inc

Investor Contact: Valter Pinto, Managing Director KCSA Strategic CommunicationsINBS@kcsa.com

Media Contact: Cheryl Billson Comma Communicationscheryl.billson@commacomms.com